Exhibit 3.5

                             SAFARI ASSOCIATES, INC.

                     Articles of Amendment setting forth the
               Preferences, Limitations and Relative Rights of the
              Founder's 2002 Series of Convertible Preferred Stock

                            Par Value $.001 Per Share
              Liquidation Value and Stated Capital $10.00 Per Share
                              --------------------
               Pursuant to Section 16-10a-602 of the Utah Revised
                            Business Corporation Act:
         Terms of class or serried determined by the Board of Directors
                              --------------------

         The undersigned, being the President of Safari Associates, Inc., a Nevada Corporation (hereinafter called the "Company"), does hereby certify and amend as required by Section 16-10a-1006 of the Utah Revised Business Corporation Act that the following resolution has been duly adopted by the Board of Directors of the Company:

         RESOLVED, that pursuant to authority expressly granted to and vested in the Board of Directors of the Company by the provisions of the Articles of Incorporation, as amended (hereinafter the "Articles of Incorporation") of the Company, there hereby is created, out of the 10,000,000 shares of preferred stock of the Company authorized in Article IV of its Articles of Incorporation, as amended (the "Preferred Stock"), a series of five hundred thousand (500,000) shares, which series shall have the following Preferences, Limitations and Relative Rights (in addition to the designations, powers, preferences, rights, qualifications, limitations and restrictions set forth in the Articles of Incorporation of the Company which are applicable to the Preferred Stock):

         1.       DESIGNATION.

The designation of the said series of the Preferred Stock shall be the "Founder's 2002 Series of Convertible Preferred Stock"(referred to in this Certificate as the "Founder's 2002 Series").

         2.       NUMBER OF SHARES; PAR VALUE.

         The number of shares of the Founder's 2002 Series shall be limited to 500,000. The shares of the Founder's 2002 Series shall be issued as full shares and shall have a par value of one-tenth of a cent ($.001) per share and a stated capital of Ten ($10.00) per share.

         3.       DIVIDENDS.

(a) The holders of the Founder's 2002 Series shall be entitled to receive, out of any funds of the Company at the time legally available for the declaration of dividends, a dividend equivalent to that declared and/or paid with respect to the shares of the Common Stock of the Company, except that each share of the Founder's 2002 Series of Convertible Preferred Stock shall receive eight (8) times the dividend payable with respect to each share of the Company. There shall be no duty imposed on Safari Associates, Inc. to declare any dividend, regardless of the funds legally available for the declaration of a dividend; it being the intent that the shares of the Founder's 2002 Series be entitled to a dividend only if a dividend is declared with respect to the Company's Common Stock.

         4.       LIQUIDATION.

         In the event of a liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, where the shares of Founder's 2002 Series have not been converted to shares of Common Stock of the Company, as provided below, the holders of shares of Founder's 2002 Series shall be entitled to receive out of the assets of the Company legally available therefor whether such assets are capital or surplus of any nature, the sum of Ten Dollars ($10.00) per share, and, in addition to such amount, a further amount equal to the dividends declared but unpaid and accumulated thereon, to the date of such distribution, and no more, before any payment shall be made or any assets distributed to the holders of shares of Common Stock. If upon such liquidation, dissolution, or winding up, whether voluntary or involuntary, the assets distributed among the holders of all classes of the Founder's 2002 Series shall be insufficient to permit the payment to such shareholders of the full preferential amounts, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of the Founder's 2002 Series.

         5.       VOTING.

         The Founder's 2002 Series shall have voting rights. For voting purposes, such series shall be considered part of the Common Stock and shall vote with the Common Stock, rather than as a separate Series of preferred stock. Each share of the Founder's 2002 Series shall have one vote per share.

         6. VOLUNTARY CONVERSION INTO SHARES OF COMMON STOCK OF THE COMPANY. Each share of the Founder's 2002 Series of Convertible preferred Stock shall, from and after July 10, Founder's 2002, at the option of the respective holders thereof, be convertible into ten(10)fully paid and nonassessable shares of Common Stock of the Company, upon the following terms and conditions, except that any of such Founder's 2002 Series of Convertible Preferred Stock shares which have been called for redemption shall be convertible up to and including, but not after, the close of business on the tenth (10) day prior to the redemption date.

         (i) In order to exercise the conversion privilege, the holder of any of the shares of the Founder's 2002 Series of Convertible Preferred Stock to be converted shall surrender the certificate or certificates therefor, to any transfer agent of the Company for the shares of Common Stock of the Company, duly endorsed in blank for transfer with the signature Medallion guaranteed, accompanied by written notice of election to convert such shares or a portion thereof executed on the form set for the on such certificates or on such other form as may be provided from time to time by the Company.

         (ii) As soon as practicable after the surrender of each certificate as provided herein, the Company shall cause to be issued and delivered, at the office of such transfer agent, to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of full shares of Common Stock issuable hereunder upon the conversion of such shares of the Founder's 2002 Series of Convertible Preferred Stock and cash or scrip, as provided in subparagraph (v) below, in respect of any fraction of a common share issuable upon such conversion. Such conversion shall be deemed to have been effected on the date on which the certificate was issued and the person in whose name any certificate or certificates for Common Stock are issuable upon conversion shall be deemed to have become on such date the holder of record of the shares of Common Stock represented thereby. Any certificates, or uncertificated shares in the Founder's 2002 Series shall become null and void upon the expiration of the ten (10) business days bypassed as referred to above, and the holder shall have no further rights in the Founder's 2002 Series except to receive Common Stock in the Company.

         (ii) At the close of business of the tenth (10th) business day after the Company provides written notification of such conversion, each share of Series Founder's 2002 shall be converted into a maximum of one hundred (100) Common Shares of the Company at a conversion price of the lower of either ten cents ($0.10) per share, or 80% of the average closing price per share of the Company's Common Stock for the previous 20 business days, as reported by the OTC Bulletin Board.

         (iii) Earned and declared but unpaid and accrued or accumulated dividends on the Founder's 2002 Series shall be convertible in the same manner and on the same terms as the stated capital.

         (iv) As long as any of the shares of the Founder's 2002 Series remain outstanding, the Company shall take all steps necessary to reserve and keep available a number of the authorized but unissued shares of the Company's Common Stock sufficient for issuance upon conversion of all such outstanding shares of the Founder's 2002 Series.

         (v) All certificates for the shares of the Founder's 2002 Series that are converted as provided herein shall be canceled and retired, whether or not surrendered, and no further shares of the Founder's 2002 Series shall be issued in lieu thereof.

         (vi) The conversion described above shall be subject to such further terms and conditions as may from time be adopted by the Board of Directors of the Company.

         (vii) All shares of Common Stock issued upon the conversion of the shares of the Founder's 2002 Series shall be validly issued and outstanding, and fully paid and nonassessable.

         7. NO PREEMPTIVE RIGHTS.

         No holder of any shares of the Founder's 2002 Series, as such, shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of shares of any class or series, junior or senior thereto, or securities convertible into, exchangeable for, or exercisable for the purchase of, shares of any class or series, junior or senior, whether now or hereafter authorized, and whether issued for cash, property, services, by way of dividends, or otherwise.


         IN WITNESS WHEREOF, the Company has caused this Certificate to be duly executed on its behalf by its undersigned President and attested to by its Secretary this 10th day of July, 2002.

                                          Safari Associates, Inc.
ATTEST:
[Corporate Seal]                    By:  /s/ Morton Berger
                                       -------------------------
Lillian Berger                         Morton Berger, President


Secretary